Consultant Agreement

This agreement dated August 1, 2014 is made by and between Lithium Exploration Group, Inc., whose address is 3800 North Central Avenue, Suite 820, Phoenix, AZ 85012 referred to as "Company", and TEN Associates LLC, whose address is 1681O East Avenue of the Fountains, Suite 224, Fountain Hills, AZ 85268, referred to as "Consultant."

RECITALS

WHEREAS, Company desires to retain Consultant to provide advice relative to corporate and business services for a period of two months from the date of this Agreement; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, Consultant has agreed to perform consulting work for the Company in providing general corporate and business consulting services and other related activities as directed by the Company;

NOW, THEREFORE, the parties hereby agree as follows:

1. Consultant's Services. The company hereby retains the consultant to perform the services in accordance with the terms and conditions set forth in this agreement: The consultant will consult with the officers of the company concerning matters relating to the business of the Company.

2. Consideration. Company shall pay Consultant 2,000,000 restricted common shares in lieu of monetary compensation and Company agrees all shares shall be deemed to have fully been earned by Consultant as of the date of this agreement.

3. Piggyback Registration Rights. If the Company proposes to register any equity securities under the Securities Act, whether for its own account or for the account of other security holders, or both, on each such occasion, the Company will give written notice to Consultant, no less than fifteen (15) business days prior to the anticipated filing date, of its intention to do so and to register any of Consultant's registerable securities. The Company will cause the registerable securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by the Consultant of such registerable securities so registered.

4. indepern:ient Contractor. Nothing herein shall be construed to create an employer- employee relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold herself out as an employee of the Company.

5. Confidentiality. The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations.

6. Term. This Agreement shall commence on the above date and shall terminate six months thereafter, unless earlier terminated by either party hereto. Either party may terminate this Agreement upon Thirty (30) days prior written notice. This Agreement shall automatically renew for an additional Four (4) month term on the same terms and conditions as set forth herein by giving notice to Company of such intent to renew on or before termination.

7.Miscellaneous.

7.1 Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.

7.2 Binding Effect, Assignment. This Agreement shall be binding upon and shall inure to the benefit of Consultant and the Company and to the Company's successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Consultant of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company.

7.3 Governing Law, Severabi!ity. This Agreement shall be governed by the laws of the State of Arizona. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

WHEREFORE, the parties have executed this Agreement as of the date first written above.

Lithium Exploration Group, Inc.

By:

Alex Walsh, CEO

TEN Associates LLC

By:

Thomas Nelson, President